                             JOINT FILING AGREEMENT


                  Each of the undersigned hereby agree that the statement on
Schedule 13D, dated May 21, 1999 (the "Statement"), with respect to the common stock, par value $.0001 per share, of Environmental Remediation Holding Corporation, is, and any amendments thereto by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended, and that this agreement shall be included as an exhibit to the Statement and each such amendment. Each of the undersigned hereby agree that it is responsible for the timely filing of the Statement and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this agreement as of May 21, 1999.


                                            ERHC INVESTMENT GROUP LLC


Dated May 21, 1999:                         By: /s/ HOWARD D. TALKS
                                               --------------------------
                                                Howard D. Talks
                                                Managing Member


                                            ERHC INVESTMENT GROUP II LLC


Dated May 21, 1999:                         By: /s/ HOWARD D. TALKS
                                               --------------------------
                                                Howard D. Talks
                                                Managing Member


                                            ERHC INVESTMENT GROUP A LLC

                                            By:  ERHC INVESTMENT GROUP II LLC


Dated May 21, 1999:                         By: /s/ HOWARD D. TALKS
                                               --------------------------
                                                Howard D. Talks
                                                Managing Member

                                            SAMOA LLC


Dated May 21, 1999:                         By: /s/ DANIEL LEVIN
                                               --------------------------
                                                Daniel Levin
                                                Member


Dated May 21, 1999:                         /s/ ERNEST D. CHU
                                            ------------------------------
                                            ERNEST D. CHU


Dated May 21, 1999:                         /s/ RENE EICHENBERGER
                                            ------------------------------
                                            RENE EICHENBERGER


Dated May 21, 1999:                         /s/ DANIEL LEVIN
                                            ------------------------------
                                            DANIEL LEVIN


Dated May 21, 1999:                         /s/ GREGG SRINIVASAN
                                            ------------------------------
                                            GREGG SRINIVASAN


Dated May 21, 1999:                         /s/ HOWARD D. TALKS
                                            ------------------------------
                                            HOWARD D. TALKS


Dated May 21, 1999:                         /s/ NOREEN G. WILSON
                                            ------------------------------
                                            NOREEN G. WILSON